UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2023

GSR II Meteora Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41305	87-3203989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

418 Broadway, Suite N Albany, New York	12207
(Address of Principal Executive Offices)	(Zip Code)

(561) 532-4682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, one warrant and one sixteenth of one right	GSRMU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	GSRM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	GSRMW	The Nasdaq Stock Market LLC
Rights, each whole right entitling the holder to receive one share of Class A common stock	GSRMR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Trust Agreement Amendment

On May 25, 2023, GSR II Meteora Acquisition Corp. (the “Company”) entered into an amendment (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated February 24, 2022, by and between the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as trustee (“Continental” and such agreement, the “Trust Agreement”), to change the initial date on which Continental must commence liquidation of the Company’s trust account (the “Trust Account”) to the Extended Date (as defined below) or such later date as may be approved by the Company’s stockholders in accordance with the Company’s Amended and Restated Certificate of Incorporation (the “A&R Charter”) if a letter of termination under the Trust Agreement is not received by Continental prior to such date.

The foregoing description is qualified in its entirety by reference to the Trust Agreement Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Extension Voting and Non-Redemption Agreements

In connection with the Special Meeting (as defined below), the Company entered into voting and non-redemption agreements (each a “Voting and Non-Redemption Agreement” and collectively, the “Voting and Non-Redemption Agreements”) with certain third parties (each a “Extension Non-Redeeming Stockholder” and collectively, the “Extension Non-Redeeming Stockholders”) for 6,783,000 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) in connection with the Extension Proposal (as defined below).

As of May 30, 2023, the Company has agreed to issue to the Extension Non-Redeeming Stockholders an aggregate of 67,830 shares (the “Commitment Shares”) of the Company’s Class A Common Stock. With the approval of the Extension Proposal, the Extension Non-Redeeming Stockholders shall be entitled to receive up to 135,660 shares of the Company’s Class A Common Stock in connection with the Initial Extension (as defined below) and for each Monthly Extension (as defined below) that occurs prior to the closing of an initial business combination.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 25, 2023, the Company filed an amendment (the “Extension Amendment”) to the A&R Charter with the Secretary of State of the State of Delaware. The Extension Amendment extends the date by which the Company must consummate its initial business combination from June 1, 2023 to July 1, 2023, and allows the Company, without another stockholder vote, to further extend the date to consummate an initial business combination on a monthly basis up to eight times by an additional one month each time after July 1, 2023, or later extended deadline date, by resolution of the Company’s board of directors, if requested by GSR II Meteora Sponsor LLC, a Delaware limited liability company (the “Sponsor”), upon five days’ advance notice prior to the applicable deadline date, until March 1, 2024 (such date as extended, the “Extended Date”), unless the closing of the initial business combination shall have occurred prior thereto (the “Extension”).

The foregoing description is qualified in its entirety by reference to the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 25, 2023, the Company convened a special meeting of stockholders (the “Special Meeting”). As of the close of business on April 26, 2023, the record date for the Special Meeting, there was an aggregate of 39,531,250 shares of the Company’s common stock outstanding (consisting of 31,625,000 shares of the Company’s Class A Common Stock and 7,906,250 shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”)), each of which was entitled to one vote with respect to the Extension Amendment Proposal and the Trust Amendment Proposal (as defined below). A total of 35,335,715 shares of Common Stock, representing approximately 89.39% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum. The proposal listed below is described in more detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2023. The stockholders of the Company voted on a proposal to amend the A&R Charter to extend the date by which the Company must consummate a business combination (the “Extension Amendment Proposal”) and on a proposal to amend the Trust Agreement to change the initial date on which Continental must commence liquidation of the Trust Account (the “Trust Amendment Proposal”). A summary of the voting results at the Special Meeting is set forth below:

The Extension Amendment Proposal - To approve and amend the A&R Charter to extend the date by which the Company must consummate a business combination from combination from June 1, 2023 to July 1, 2023 (the “Initial Extension”), and to allow the Company, without another stockholder vote, to further extend the date to consummate an initial business combination on a monthly basis up to eight times by an additional one month each time after July 1, 2023 (each one month extension, a “Monthly Extension”), or later extended deadline date, by resolution of the Company’s board of directors, if requested by the Sponsor, upon five days’ advance notice prior to the applicable deadline date, until the Extended Date, unless the closing of the initial business combination shall have occurred prior thereto.

For	Against	Abstain
33,729,365	1,606,307	43

Stockholders holding 24,482,981 shares of Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, $254,371,457.42 (approximately $10.39 per share) will be removed from the Trust Account to pay such redeeming holders leaving approximately $74,203,618.49 in the Trust Account as of May 25, 2023.

The Trust Amendment Proposal - To approve and amend the Trust Amendment to change the initial date on which Continental must commence liquidation of the Trust Account to the Extended Date or such later date as may be approved by our stockholders in accordance with the A&R Charter if a letter of termination under the Trust Agreement is not received by Continental prior to such date.

For	Against	Abstain
33,729,345	1,606,327	43

Additional Information

Important Information About the Business Combination and Where to Find It

The transactions contemplated by the Transaction Agreement, dated as of August 24, 2022 (as it may be amended, supplemented or otherwise modified from time to time), by and among the Company, GSR II Meteora Sponsor LLC (the “Sponsor”), Lux Vending, LLC dba Bitcoin Depot (“Lux Vending”) and BT Assets, Inc. (“BT Assets”) are hereinafter referred to as the “Business Combination”. In connection with the Business Combination, the Company has filed a preliminary proxy statement of the Company with the SEC, copies of which will be mailed (if and when available) to all Company stockholders once definitive. The Company also plans to file other documents with the SEC regarding the Business Combination. The Company will mail copies of the definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the Business Combination. This communication is not a substitute for the definitive proxy statement or any other document that the Company will send to its stockholders in connection with the Business Combination. The Company’s stockholders and other interested persons are advised to read the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, as well as all other relevant materials filed or that will be filed with the SEC, in connection with the Company’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed Business Combination, because these documents will contain important information about the Company, Lux Vending, BT Assets and the proposed Business Combination. Stockholders may also obtain a copy of the preliminary proxy statement or, when available, the definitive proxy statement, as well as other documents filed with the SEC regarding the Business Combination and other documents filed with the SEC by the Company, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Cody Slach or Alex Kovtun, (949) 574-3860, GSRM@gatewayir.com.

Participants in the Solicitation

The Company, Lux Vending, BT Assets and certain of their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of the Company’s stockholders in connection with the Business Combination is set forth in the Company’s preliminary proxy statement that has been filed with the SEC. Investors and security holders may obtain more detailed information regarding the names of the Company’s directors and executive officers and a description of their interests in the Company in the Company’s filings with the SEC, including the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov. To the extent such holdings of the Company’s securities may have changed since that time, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available. Stockholders, potential investors and other interested persons should read the definitive proxy statement carefully when it becomes available before making any voting or investment decisions. Free copies of these documents may be obtained from the sources indicated above.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and expectations and timing related to potential benefits, terms and timing of the Business Combination. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of BT Assets’, Lux Vending’s and the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of BT Assets, Lux Vending and the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Business Combination or that the approval of the stockholders of the Company is not obtained; failure to realize the anticipated benefits of the Business Combination; risks relating to the uncertainty of the projected financial information with respect to the combined company; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; the combined company’s ability to manage future growth; the combined company’s ability to develop new products and services, bring them to market in a timely manner, and make enhancements to its business; the effects of competition on the combined company’s future business; the amount of redemption requests made by the Company’s public stockholders; the ability of the Company or the combined company to issue equity or equity-linked securities in connection with the Business Combination or in the future; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors described or referenced in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2022, under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, from time to time with the SEC, including the definitive proxy statement. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that none of BT Assets, Lux Vending or the Company presently knows or that BT Assets, Lux Vending and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BT Assets’, Lux Vending’s and the Company’s expectations, plans or forecasts of future events and views as of the date hereof. BT Assets, Lux Vending and the Company anticipate that subsequent events and developments will cause BT Assets’, Lux Vending’s and the Company’s assessments to change. However, while BT Assets, Lux Vending and the Company may elect to update these forward-looking statements at some point in the future, BT Assets, Lux Vending and the Company specifically disclaim any obligation to do so except as otherwise required by applicable law. These forward-looking statements should not be relied upon as representing BT Assets’, Lux Vending’s and the Company’s assessments as of any date subsequent to the date hereof. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and shall not constitute an offer to sell, nor a solicitation of an offer to buy, any securities in connection with the proposed Business Combination or otherwise, or the solicitation of a proxy, consent or authorization in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction or otherwise in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom, and otherwise in accordance with applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

3.1	Amendment to the Amended and Restated Certificate of Incorporation of the Company.

10.1	Amendment to the Investment Management Trust Agreement

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2023

GSR II METEORA ACQUISITION CORP.

By:	/s/ Gus Garcia
Name:	Gus Garcia
Title:	Co-Chief Executive Officer

Exhibit 3.1

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GSR II METEORA ACQUISITION CORP.

May 25, 2023

GSR II METEORA ACQUISITION CORP., (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.     The name of the Corporation is “GSR II Meteora Acquisition Corp.” The original certificate of incorporation of the Corporation was filed under the name “GLA Meteora Acquisition Corp.” with the Secretary of State of the State of Delaware on October 14, 2021, as amended by the filing of the Corporation’s first certificate of amendment with the Secretary of State of the State of Delaware on December 21, 2021, as further amended by the filing of the Corporation’s second certificate of amendment with the Secretary of State of the State of Delaware on December 28, 2021, as further amended by the filing of the Corporation’s third certificate of amendment with the Secretary of State of the State of Delaware on January 12, 2022, and as amended and restated by the filing of the Corporation’s first amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on February 28, 2022 (the “Certificate of Incorporation”);

2.     This amendment (the “Amendment”) to the Certificate of Incorporation further amends the Certificate of Incorporation;

3.     This Amendment to the Certificate of Incorporation was duly adopted by the affirmative vote of the holders of 65% of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”);

4.     The text of Section 9.1(b) of Article IX of the Certificate of Incorporation is hereby amended by deleting the following words:

“within 15 months (or up to 16 months, 17 months or 18 months, as applicable if the time to complete the initial business combination has been extended in accordance Section 9.1(c)) from the closing of the Offering”

and replacing them with the words:

“by July 1, 2023, which date the Company may extend to complete its initial Business Combination with eight (8) one-month extensions (each an “Extension Date”) to March 1, 2024 (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date, on the next date upon which the Office of the Delaware Division of Corporations shall be open for business), by resolution of the Board, if requested by the Sponsor, upon five (5) days’ advance notice prior to the applicable Extension Date (the “Deadline Date”)”;

5.     The text of Section 9.1(c) of Article IX of the Certificate of Incorporation is hereby amended by deleting the following words:

“(c) In the event that the Corporation has not consummated an initial Business Combination within 12 months from the date of the closing of the Offering, upon the Sponsor’s request, the Corporation may extend the period of time to consummate a Business Combination up to two times without stockholder approval, each for an additional three months, for an aggregate of 6 additional months, provided that (i) the Sponsor (or its affiliates or permitted designees) will deposit into the Trust Account $1,250,000 (or $1,437,500 if the underwriters’ over-allotment option is exercised in full) for each such extension in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a Business Combination and (ii) the procedures relating to any such extension, as set forth in the Trust Agreement, shall have been complied with. The gross proceeds from the issuance of such promissory note(s) shall be held in the Trust Account and used to fund the redemption of the Offering Shares in accordance with Section 9.2.”

and replacing them with the words:

[Reserved].;

6.     The text of Section 9.2(d) of Article IX of the Certificate of Incorporation is hereby amended by deleting the following words:

“within 15 months (or up to 16 months, 17 months or 18 months, as applicable if the time to complete the initial business combination has been extended in accordance with the procedures described in the Prospectus) from the closing of the Offering”

and replacing it with the following:

“by the Deadline Date”; and

7.     The text of Section 9.7 of Article IX of the Certificate of Incorporation is hereby amended by deleting the following words:

“within 15 months (or up to 16 months, 17 months or 18 months, as applicable if the time to complete the initial business combination has been extended in accordance with the procedures described in the Prospectus) from the date of the closing of the Offering”

and replacing them with the words:

“by the Deadline Date”.

[Signature Page Follows]

IN WITNESS WHEREOF, GSR II Meteora Acquisition Corp. has caused this Amendment to be duly executed in its name and on its behalf by an authorized officer as of this day of May 25, 2023.

GSR II METEORA ACQUISITION CORP.

By:	/s/ Lewis Silberman
Name:	Lewis Silberman
Title:	Co-Chief Executive Officer

[Signature Page to Certificate of Amendment]

Exhibit 10.1

AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment to Investment Management Trust Agreement (this “Agreement Amendment ”) is entered into effective as of May 25, 2023 (the “Effective Date”) by and between GSR II Meteora Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (the “Trustee”).

WHEREAS, the parties hereto are parties to that certain Investment Management Trust

Agreement made effective as of February 24, 2022 (the “Trust Agreement”);

WHEREAS, capitalized terms contained in this Agreement Amendment without definition shall have the meanings ascribed to such terms in the Trust Agreement;

WHEREAS, the Board of Directors of the Company has approved and declared the advisability of certain amendments to the Charter with respect to the extension of the time within which the Company must complete an initial Business Combination, which amendments have been submitted to the stockholders of the Company for their consideration and vote, together with this Agreement Amendment, at a special meeting of the stockholders of the Company held on or about the Effective Date (the “Special Meeting”);

WHEREAS, Section 6(c) of the Trust Agreement provides that the Trust Agreement may only be changed, amended or modified pursuant to Section 6(c) thereof (e.g., by a writing signed by each of the parties to the Trust Agreement) with the Consent of the Stockholders, which is defined in Section 6(c) of the Trust Agreement, as relevant to the Special Meeting, to mean “receipt by the Trustee of a certificate from the inspector of elections of the Special Meeting certifying that the Company’s stockholders of record as of a record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (or any successor rule), who hold sixty-five percent (65%) or more of all then outstanding shares of Common Stock and Class B common stock, par value $0.0001 per share, of the Company, voting together as a single class, have voted in favor of such change, amendment or modification…” (such certificate, the “Requisite Vote Certificate”);

WHEREAS, the Trustee has received the Requisite Vote Certificate with respect to the

Consent of the Stockholders to this Agreement Amendment; and

WHEREAS, each of the Company and the Trustee desires to amend the Trust Agreement as provided in this Agreement Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.     Definitions. Capitalized terms contained in this Agreement Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Trust Agreement.

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2.     Amendment to the Trust Agreement. Effective as of the Effective Date, Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety to read as follows:

“Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, Corporate Secretary or other authorized officer of the Company, and, in the case of Exhibit A, acknowledged and agreed to by the Underwriter, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes as well as expenses relating to the administration of the Trust Account (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein; or (y) upon the date which is the later of (1) the Deadline Date (as such term is defined in the Company’s amended and restated certificate of incorporation (as may be amended from time to time, the “Charter”)) and (2) such later date as may be approved by the Company’s stockholders in accordance with the Charter, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company pursuant to pay its taxes as well as expenses relating to the administration of the Trust Account (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), shall be distributed to the Public Stockholders of record as of such date; provided, however, that the Trustee has no obligation to monitor or question the Company’s position that an allocation has been made for taxes payable;”

3.     No Further Amendment. The parties hereto agree that except as provided in this Agreement Amendment, the Trust Agreement shall continue unmodified, in full force and effect and constitute legal and binding obligations of all parties thereto in accordance with its terms. This Agreement Amendment forms an integral and inseparable part of the Trust Agreement.

4.     References. All references to the “Trust Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Trust Agreement shall refer to the Trust Agreement as amended by this Agreement Amendment. Notwithstanding the foregoing, references to the date of the Trust Agreement (as amended hereby) and references in the Trust Agreement to “the date hereof,” “the date of this Trust Agreement” and terms of similar import shall in all instances continue to refer to February 24, 2022.

5.     Governing Law; Jurisdiction. This Agreement Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes under this Agreement Amendment. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT AMENDMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

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6.     Counterparts. This Agreement Amendment may be executed in several original or electronic transmission or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

7.     Other Miscellaneous Terms. The provisions of Sections 6(e), 6(f) and 6(g) of the Trust Agreement shall apply mutatis mutandis to this Agreement Amendment, as if set forth in full herein.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement Amendment to be duly executed by their duly authorized representatives effective as of the Effective Date.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

[Signature Page to Agreement Amendment (Trustee)]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement Amendment to be duly executed by their duly authorized representatives effective as of the Effective Date.

GSR II METEORA ACQUISITION CORP.

By:	/s/ Lewis Silberman
Name:	Lewis Silberman
Title:	Co-Chief Executive Officer

[Signature Page to Agreement Amendment (GSRM)]